                              Consulting Agreement
                     Strategic Planning and Business Process

        This Consulting Areement is made and entered into this 15th day of April,
2002, (the "Effective Date") by and between Bagswell Capital, LLC, a Wyoming limited liability company, located at 257 Bolling Way Atlanta, GA 30305 providing the personal services of Daniel W. Hollis (the "Consultant"), and
InnerSpace Corporation., whose address is set forth below on the signature page to this Agreement (the "Company").

        1. The Company hereby engages Consultant to provide the Company with general advice and consulting services regarding short and long term strategic planning, finance and acquisition strategy, identification of potential acquisition targets and strategic partners, and assistance in identifying sources of capital for working capital general acquisitions, all as more particularly described on Schedule A adjacent to the caption "Services" (the
"Services"). The Services will commence upon acceptance of this letter, and continue thereafter for a term set forth on Schedule A adjacent to the caption
"Term and Termination" (the "Term"). Consultant accepts the engagement subject to all of the terms and conditions herein.

        2. This engagement is part-time, and as such, Consultant will provide the
Services when and as requested by the Company from time to time at mutually agreeable times and places. Consultant shall be free to provide services to other companies during the Term of this engagement, provided that such services do not conflict with, or impair Consultant's ability to provide the Services to the Company.

        3. Consultant shall be compensated for the Services rendered pursuant to this Agreement as described on Schedule A adjacent to the caption Compensation.

        4. The Company shall furnish Consultant with all information that is reasonably necessary for Consultant to perform the Services hereunder. All such information provided by or on behalf of the Company shall be complete and accurate, not misleading, and Consultant shall be entitled to rely upon the accuracy and completeness of all such information without independent verification.

        5. Each Party hereto shall indemnify and hold harmless the other from and against any and all losses, claims, damages, or liabilities to which that party may become subject, arising in any manner out of or in connection with the subject matter of this Agreement that are caused by the indemnifying party, unless it is finally judicially determined that such losses, claims, damages, or liabilities resulted directly from the gross negligence, the willful misconduct, or the criminal acts of the indemnified party, and shall reimburse the indemnified party immediately upon demand for any legal or other expenses reasonably incurred by the indemnified party in connection with investigating, preparing to defend, or defending any lawsuits, claims, or other proceedings arising in any manner hereunder; provided, however, that in the event a final judicial determination is made that the indemnified party's damages arose out of the indemnified party's gross negligence, willful misconduct, or criminal acts, the indemnified party will remit to the indemnifying party any amounts reimbursed under this subparagraph. The Company and Consultant agree that if any indemnification or reimbursement sought pursuant to the proceeding is finally judicially determined to be unavailable for a reason other than the gross negligence or the willful misconduct of Consultant or any of its controlling persons, affiliates, employees, or agents, as the case may be, then, whether or not Consultant is the indemnified party, the Company and Consultant shall contribute to the losses, claims, damages, liabilities, and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand,

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and Consultant on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by Consultant pursuant to this paragraph 6 exceed the amount of consulting fees actually received by Consultant hereunder.

        6. As used herein: "Confidential Information" means information, other than
Trade Secrets, that is of value to its owner and is treated by its owner as confidential, including, but not limited to, any data or information defined herein as a Trade Secret, but which is determined by a court of competent jurisdiction not to rise to be a trade secret under applicable law; "Proprietary
Information" means Confidential Information and Trade Secrets; and "Trade
Secrets" means information without regard to form, including but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertained by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
Consultant acknowledges and agrees that all Proprietary Information of the
Company, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company and that any
Proprietary Information produced by Consultant during the Term shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, the ownership and copyright of which shall be vested solely in the Company.

        7. Consultant agrees that all Proprietary Information of the Company received or developed by Consultant as a result of Consultant's engagement herunder will be held in trust and strict confidence. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered, or subpoena issued, by a court of competent jurisdiction, Consultant shall not disclose Proprietary Information of the Company to any third party, other than to potential acquisition targets, strategic partners, or investors, who have executed a non-disclosure agreement restricting use of such Proprietary
Information for the sole purpose of evaluating the Company for a possible transaction.

        8. Consultant will not, without the Company's prior written consent, either directly or indirectly, on Consultant's own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, any person employed by the Company, whether or not such employee is a full-time or a temporary employee of the Company and whether or not such employment is pursuant to written agreement and whether or not such employment is at will.

        9. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this
Agreement which shall remain in full force and effect.

        10. This Agreement shall not be amended or modified, except in writing signed by each of the parties, and shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement may be signed in one or more counterparts all of which taken together are one and same document.

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        In witness whereof, duly authorized officers of the Company and Consultant have executed this Agreement on the Effective Date.

Bagswell Capital, LLC                                        InnerSpace Corporation
257 Bolling Way                                              201 Allen Road
Atlanta, GA 30305                                            Suite 310
                                                             Atlanta, GA 30328

By:/s/Daniel W. Hollis                                       By:/s/Robert D. Arkin
   Daniel W. Hollis                                             Robert D. Arkin
   Managing Member                                              Chief Executive Officer

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                                   Schedule A
                                       to
                              Consulting Agreement

        Services:       Strategic Planning: Consultant shall advise company on matters regarding business strategy, operations and marketing and
                        strategic partnering and will assist company in evaluating financial options in the marketplace. Consultant will make recommedations as to operations and staffing, working with
                        Company to implement the strategic plan.

                        Partnering: Consultant will develop other partnering opportunities that extend Company's outreach capabilities from operational and financial perspectives.

                        Merger & Acquisition: Consultant shall work with Company to identify acquistion candidates consisent with strategic plan and will work with Company to facilitate same.

                        Affiliate and Affinity Marketing: Consultant will work with
                        Company to develop niche-marketing opportunities that support sales opportunities.

        Term and        The term of this Agreement shall commence on the Effective Date
        Termination:    and shall continue for six months, and thereafter until terminated by either party upon not less than sixty (60) days prior written notice.

        Compensation:   Consultant shall be compensated for the services as follows: Three hundred thousand (300,000) shares of S-8 stock to be delivered by the Transfer Agent to Consultant.

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